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                                                                    EXHIBIT 10.9


                            LONG-TERM INCENTIVE PLAN
                                       OF
                          TRANSOCEAN SEDCO FOREX INC.

              (As Amended and Restated Effective January 1, 2000)

                                First Amendment

          Transocean Sedco Forex Inc., a Cayman Islands exempted company (the "Company"), having reserved the right under Section 6.3 of the Long-Term Incentive Plan of Transocean Sedco Forex Inc., as amended and restated effective January 1, 2000 (the "Plan"), to amend the Plan, does hereby amend Section 1.5 of the Plan, effective as of January 31, 2001, to read as follows:

     "1.5  SHARES SUBJECT TO THE PLAN

          The aggregate number of Ordinary Shares which may be issued with respect to awards made under Articles II and III shall not exceed 18,900,000 shares, reduced by the number of shares which have been issued pursuant to such Articles prior to January 31, 2001. Of such 18,900,000 shares, the aggregate number of Restricted Ordinary Shares which may be issued pursuant to Article III from and after January 31, 2001, shall not exceed 2,000,000 shares. In addition, the aggregate number of Ordinary Shares which may be issued with respect to awards made under Article IV shall not exceed 600,000, reduced by the number of shares which have been issued pursuant to such Article prior to January 31, 2001. At no time shall the number of shares issued plus the number of shares estimated by the Committee to be ultimately issued with respect to outstanding awards under the Plan exceed the number of shares that may be issued under the Plan. No employee shall be granted Share Options, freestanding Share Appreciation Rights, or Restricted Ordinary Shares, or any combination of the foregoing, with respect to more than 600,000 Ordinary Shares in any fiscal year (subject to adjustment as provided in Section 6.2). No employee shall be granted a Supplemental Payment in any fiscal year with respect to more than the number of Ordinary Shares covered by Share Options, freestanding Share Appreciation Rights or Restricted Ordinary Shares awards granted to such employee in such fiscal year. Shares distributed pursuant to the Plan may consist of authorized but unissued shares or treasury shares of the Company, as shall be determined from time to time by the Board of Directors.

          If any Option under the Plan shall expire, terminate or be canceled (including cancellation upon the holder's exercise of a related Share Appreciation Right) for any reason without having been exercised in full, or if any Restricted Ordinary Shares shall be forfeited to the Company, the unexercised Options and forfeited Restricted Ordinary Shares shall not count against the above limit and shall again become available for grants
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     under the Plan (regardless of whether the holder of such Options or shares received dividends or other economic benefits with respect to such Options or shares). Ordinary Shares equal in number to the shares surrendered in payment of the option price, and Ordinary Shares which are withheld in order to satisfy federal, state or local tax liability, shall not count against the above limit and shall again become available for grants under the Plan. Only the number of Ordinary Shares actually issued upon exercise of a Share Appreciation Right or payment of a Supplemental Payment shall count against the above limit, and any shares which were estimated to be used for such purposes and were not in fact so used shall again become available for grants under the Plan.

          Freestanding Shares Appreciation Rights which may be settled solely in cash shall be issued with respect to no more than an aggregate of 300,000 underlying shares. Such SARs shall not count against the limits set forth above on the number of Ordinary Shares which may be issued under the Plan. If any freestanding SAR shall expire, terminate, or be canceled for any reason without having been exercised in full, the unexercised SARs shall not count against this limit and shall again become available for grants under the Plan."

          IN WITNESS WHEREOF, this First Amendment has been executed effective as of January 31, 2001.

                                    TRANSOCEAN SEDCO FOREX INC.


                                    By:    /s/ ERIC B. BROWN
                                        -------------------------------
                                           Eric B. Brown
                                           Corporate Secretary

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